July __, 2007

Asia Special Situation Acquisition Corp.
c/o M & C Corporate Services Limited
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands

Maxim Group LLC
405 Lexington Avenue, 2nd Floor
New York, New York 10174

Re:	Initial Public Offering

Gentlemen:

The undersigned shareholder, officer and director of Asia Special Situation Acquisition Corp. (“Company”), in consideration of Maxim Group LLC (“Maxim”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 14 hereof):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the holders of the IPO Shares. In the event that the undersigned acquires ordinary shares in connection with the IPO or in the secondary trading market after the IPO, the undersigned will vote all such shares “FOR” the approval of a Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, or 24 months from the Effective Date provided a definitive agreement or letter of intent has been executed by the Company and a target business prior to the expiration of the 18 month period referred to herein, the undersigned will (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within its power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, Ho Capital Management LLC (“Related Party”), shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination only (i) from funds held outside of the Trust Account, or (ii) upon the consummation of a Business Combination.

6. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. On the Effective Date, the undersigned will escrow its Insider Shares until three years after the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. Additionally, the undersigned agrees to escrow all of the Insider Warrants purchased by the undersigned, if any, until the completion of a Business Combination, which shall be held in an account at Maxim.

8. The undersigned agrees to be the Chairman of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Maxim and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Maxim and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) she is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) she has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and she is not currently a defendant in any such criminal proceeding; and

(c) she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which she is bound, to enter into this letter agreement and to serve as Chairman of the Board of Directors of the Company.

10. The undersigned hereby waives her right to exercise redemption rights or appraisal rights with respect to any Ordinary Shares of the Company owned or to be owned by the undersigned, directly or indirectly, and agrees that she will not seek redemption or appraisal with respect to such shares in connection with any vote to approve a Business Combination.

11. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Maxim and its legal representatives or agents (including any investigative search firm retained by Maxim) any information they may have about the undersigned’s background and finances (“Information”). Neither Maxim nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against her arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Hodgson Russ as agent for the service of process in the State of New York to receive, for the undersigned and on her behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and Maxim and appoint a substitute agent acceptable to each of the Company and Maxim within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

14. As used herein, (i) a “Business Combination” shall mean the acquisition, through a stock exchange, asset acquisition or other similar business combination, of an operating business, or control of such operating business, through contractual arrangements, that are either located in Asia, provide products or services to customers located in Asia, or invest in Asia; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “Insider Warrants” means the 5,725,000 warrants being sold privately by the Company to Ho Capital Management LLC; and (v) “IPO Shares” shall mean the Company’s ordinary shares issued in the Company’s IPO.

Print Name of Insider

/s/
Signature

Exhibit A